Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
I, Gary Muto, certify that:
1. I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Ascena Retail Group, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

December 14, 2020	/s/ Gary Muto

Gary Muto
Chief Executive Officer